Exhibit 99.1

        Baldwin Reports Increased Sales, Income and EPS in Second Quarter

    SHELTON, Conn.--(BUSINESS WIRE)--Jan. 29, 2004--Baldwin Technology Company, Inc. (ASE:BLD), a leading international manufacturer of accessory and control equipment for the printing industry, today reported financial results for its second fiscal quarter ended December 31, 2003.
    Net income for the second quarter was $1,224,000 or $0.08 per diluted share, up from $990,000 or $0.07 per diluted share for the second quarter of the prior year, which included a $0.04 per share gain from the sale of a discontinued operation. Net sales for the quarter were $39,443,000, an increase from $35,288,000 for the quarter ended December 31, 2002. Backlog as of the end of December 2003 was approximately $56,800,000 up from $49,700,000 at June 30, 2003, and
$47,300,000 for the comparable quarter last year.
    Net sales for the six months ended December 31, 2003 were $73,954,000 compared to $68,092,000 for the comparable period in the prior year. Year to date net income was $1,903,000 or $0.13 per diluted shares compared to a loss of ($5,503,000) or ($0.37) per diluted share for the six months ended December 31, 2002.
    Vijay C. Tharani, Vice President and CFO, commented: "We have indicated in previous conference calls that our accessories and controls products seem to be doing well in the market, and our quarterly results are reflective of that improved performance. In addition to strong sales activity, our orders for the second quarter were $43,126,000, including a favorable translation gain of about $2,653,000. This level of order activity has led to a healthy backlog of about $56,800,000 as we start the second half of the fiscal year."
    Gerald A. Nathe, Chairman, President and CEO, commented: "We are pleased to report continued improvement in our Company's performance. Our employees around the world have been increasingly effective in procuring, producing and delivering our products to the market. At the same time, there have been improvements in the demand for our types of printing equipment products in the retrofit, used and new equipment marketplace. We expect that improving prospects in our major geographic regions will help to achieve better margins and profitability in the future."

    Baldwin plans to review its second quarter results and discuss its business outlook during a conference call today beginning at 11:00 a.m. EST. Call in information is available on the Company's web site at www.baldwintech.com under the Investor Relations section. Interested investors are encouraged to log onto the web site and either participate in the call or access the webcast of the call. Participating in the call will be Baldwin's Chairman, President and Chief Executive Officer, Gerald A. Nathe, as well as its Chief Financial Officer, Vijay C. Tharani.



                   Baldwin Technology Company, Inc.
              Condensed Consolidated Statements of Income
           (Unaudited, in thousands, except per share data)

                                                       Quarter ended
                                                        December 31,
                                                         2003    2002
                                                      ------- --------
Net Sales                                             $39,443 $35,288
Cost of Goods Sold                                     26,646  23,806
                                                      ------- --------
Gross Profit                                           12,797  11,482
Operating Expenses                                     11,290  10,475
Restructuring Charges                                      43      50
                                                      ------- --------
Operating Income                                        1,464     957
Interest Expense                                        1,418     600
Interest (Income)                                         (30)    (65)
Other (Income), net                                    (1,938)   (453)
                                                      ------- --------
Income from continuing operations before income taxes   2,014     875
Provision for income taxes                                790     363
                                                      ------- --------
Income from continuing operations                       1,224     512
Discontinued operations:
 (Loss) income for operations (net of applicable
  income taxes of $0)                                       0     (65)
 Gain on sale (net of applicable income taxes of $0)        0     543
                                                      ------- --------
Net income                                             $1,224    $990
                                                      ======= ========
Net income per share - basic and diluted
 Continuing operations                                  $0.08   $0.03
 Discontinued operations - income from operations        0.00    0.00
 Discontinued operations - gain on sale                  0.00    0.04
                                                      ------- --------
Net income per share - basic and diluted                $0.08   $0.07
                                                      ======= ========
Weighted average shares outstanding - basic            15,015  15,015
                                                      ======= ========
Weighted average shares outstanding - diluted          15,245  15,015
                                                      ======= ========

                                                      Six Months ended
                                                        December 31,
                                                      ----------------
                                                         2003    2002
                                                      ------- --------
Net Sales                                             $73,954 $68,092
Cost of Goods Sold                                     50,388  47,422
                                                      ------- --------
Gross Profit                                           23,566  20,670
Operating Expenses                                     20,847  22,053
Restructuring Charges                                     425   3,337
                                                      ------- --------
Operating Income (loss)                                 2,294  (4,720)
Interest Expense                                        2,355   1,318
Interest (Income)                                         (56)   (141)
Other (Income), net                                    (3,181)   (726)
                                                      ------- --------
Income (loss) from continuing operations before income
 taxes                                                  3,176  (5,171)
Provision for income taxes                              1,273     622
                                                      ------- --------
Income (loss) from continuing operations                1,903  (5,793)
Discontinued operations:
 Loss from operations (net of applicable income taxes
  of $0)                                                    0    (253)
 Gain on sale (net of applicable income taxes of $0)        0     543
                                                      ------- --------
Net income (loss)                                      $1,903 $(5,503)
                                                      ======= ========
Net income (loss) per share - basic and diluted
 Continuing operations                                  $0.13  $(0.39)
 Discontinued operations - loss from operations          0.00   (0.02)
 Discontinued operations - gain on sale                  0.00    0.04
                                                      ------- --------
Net income (loss) per share - basic and diluted         $0.13  $(0.37)
                                                      ======= ========
Weighted average shares outstanding - basic            15,015  15,015
                                                      ======= ========
Weighted average shares outstanding - diluted          15,130  15,015
                                                      ======= ========




                   Baldwin Technology Company, Inc.
                 Condensed Consolidated Balance Sheets
                       (In thousands, unaudited)

                                                      December  June
                                                        31,      30,
Assets                                                 2003     2003
                                                     -------- --------
 Cash and equivalents                                 $12,678  $6,950
 Trade Receivables                                     35,007  32,438
 Inventory                                             25,404  22,769
 Prepaid expenses and other                             9,153   5,143
                                                     -------- --------
Total Current Assets                                   82,242  67,300
Property, plant and equipment, net                      4,904   5,022
Intangible assets                                      13,474  12,364
Other assets                                           12,393  12,147
                                                     -------- --------
Total assets                                         $113,013 $96,833
                                                     ======== ========

Current liabilities
 Loans payable                                         $2,794  $3,301
 Current portion of long-term debt                     20,911  16,247
 Other current liabilities                             49,607  43,688
                                                     -------- --------
Total current liabilities                              73,312  63,236
Long-term debt                                          2,367     521
Other long-term liabilities                             7,111   6,795
                                                     -------- --------
Total liabilities                                      82,790  70,552

Shareholders' equity                                   30,223  26,281
                                                     -------- --------

Total liabilities and shareholders' equity           $113,013 $96,833
                                                     ======== ========


    CAUTIONARY STATEMENT--This Release may contain statements regarding expected future order, backlog and sales rates, operating margins and profitability or other statements, which may constitute "forward-looking" information as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and actual results may differ. See Exhibit 99 to the Company's Form 10-K Report for the fiscal year ended June 30, 2003.


    CONTACT: Baldwin Technology Company, Inc.
             Helen P. Oster, 203-402-1004